Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2021 Results
Adds 600,000 net new members since end of fiscal 2020 marking its third consecutive month of net member growth
Ends first quarter with total membership of 14.1 million
Nearly 100% of stores open during first quarter

Hampton, NH, May 6, 2021 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its first quarter ended March 31, 2021.
“We are very encouraged by the clear and steady improvement in overall sentiment we witnessed in America during the first quarter and the corresponding impact it had on our business. We’re pleased to announce that we experienced sequential net member growth in each month of the quarter, ending March with 14.1 million members,” said Chris Rondeau, Chief Executive Officer. “We believe that the positive headline news on COVID-19 vaccine availability drove a seasonality shift in our membership trends as March membership growth exceeded March 2019, reinforcing our belief that people are eager to get back into our gyms. While we anticipate the operating environment to remain volatile in the near term, the membership and usage trends that we are experiencing, along with the strengthened partnership that we announced today with iFIT Health & Fitness Inc., a leading global health and fitness technology company, enhance my optimism for our long-term growth. As we look to the future, we believe our purpose of enhancing people’s lives and creating a healthier world sets us, and our franchisees, up for long-term success.”

First Quarter Fiscal 2021 results
•Total revenue decreased from the prior year period by 12.1% to $111.9 million.
•System wide same store sales decreased 14.9%.
•Net income attributable to Planet Fitness, Inc. was $5.6 million, or $0.07 per diluted share, compared to $8.6 million, or $0.11 per diluted share in the prior year period.
•Net income decreased 40.4% to $6.2 million, compared to net income of $10.4 million in the prior year period.
•Adjusted net income(1) decreased 36.9% to $9.1 million, or $0.10 per diluted share, compared to $14.4 million, or $0.16 per diluted share in the prior year period.
•Adjusted EBITDA(1) decreased 6.1% to $43.7 million from $46.5 million in the prior year period.
•22 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 2,146 as of March 31, 2021.
•Cash of $503.9 million as of March 31, 2021, which includes cash and cash equivalents of $445.6 million and restricted cash of $58.3 million.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the First Quarter Ended March 31, 2021
For the first quarter 2021, total revenue decreased $15.4 million or 12.1% to $111.9 million from $127.2 million in the prior year period which included a system wide same store sales decline of 14.9%. By segment:
•Franchise segment revenue increased $5.5 million or 9.5% to $64.1 million from $58.5 million in the prior year period. The increase in franchise segment revenue for the first quarter 2021 is primarily as a result of lower royalty and national advertising fund collections in the three months ended March 31, 2021 primarily due to lower membership levels as a result of COVID-19, offset by a deferral of $14.1 million of royalty revenue and $4.6 million of national advertising fund revenue in the three months ended March 31, 2020 that was collected but not recognized because of temporary store closures as a result of COVID-19;
•Corporate-owned stores segment revenue decreased $2.6 million or 6.5% to $37.9 million from $40.5 million in the prior year period. The $2.6 million decrease was primarily due to reduced membership levels and temporary store closures related to COVID-19, partially offset by the opening of five new corporate-owned stores since January 1,

2020 and $5.9 million of deferred revenue that was collected but not recognized in the three months ended March 31, 2020 as a result of COVID-19 store closures; and
•Equipment segment revenue decreased $18.2 million or 64.7% to $9.9 million from $28.2 million in the prior year period, due to lower equipment sales to new and existing franchisee-owned stores in the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily as a result of providing all franchisees with a 12-month extension for all new store development obligations and an 18-month extension on re-equipment obligations, both as a result of COVID-19.
For the first quarter of 2021, net income attributable to Planet Fitness, Inc. was $5.6 million, or $0.07 per diluted share, compared to $8.6 million, or $0.11 per diluted share in the prior year period. Net income was $6.2 million in the first quarter of 2021 compared to $10.4 million in the prior year period. Adjusted net income decreased 36.9% to $9.1 million, or $0.10 per diluted share, from $14.4 million, or $0.16 per diluted share in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.6% and 26.8% for the current year period and comparable prior year period, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), decreased 6.1% to $43.7 million from $46.5 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $4.4 million or 12.1% to $41.2 million. The increase in franchise segment EBITDA for the first quarter 2021 is primarily as a result of lower royalty and national advertising fund collections in the three months ended March 31, 2021 primarily due to lower membership levels as a result of COVID-19, offset by a deferral of $14.1 million of royalty revenue and $4.6 million of national advertising fund revenue in the three months ended March 31, 2020 that was collected but not recognized because of temporary store closures as a result of COVID-19. Offsetting the revenue increase was $3.8 million of higher local marketing spend primarily to support our California re-openings, partially offset by $2.4 million of lower national advertising fund expense in the current year period;
•Corporate-owned stores segment EBITDA decreased $1.3 million or 11.0% to $10.7 million. The decrease in corporate-owned stores segment EBITDA for the first quarter 2021 was primarily a result of reduced membership levels and temporary store closures related to COVID-19, partially offset by the opening of five new corporate-owned stores since January 1, 2020 and $5.9 million of deferred revenue that was collected but not recognized in the three months ended March 31, 2020 as a result of COVID-19 store closures; and
•Equipment segment EBITDA decreased by $4.5 million or 71.3% to $1.8 million driven by lower equipment sales to new and existing franchisee-owned stores in the three months ended March 31, 2021 compared to the three months ended March 31, 2020 primarily as a result of providing all franchisees with a 12-month extension for all new store development obligations and an 18-month extension on re-equipment obligations, both as a result of COVID-19.
2021 Outlook
As a result of the uncertainty surrounding the COVID-19 pandemic, the Company is not providing a 2021 full year outlook at this time.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores. For the three months ending March 31, 2021, we have provided same store sales comparisons for the stores that had monthly membership billings in all three months.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2021. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2021.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on May 6, 2021 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of March 31, 2021, Planet Fitness had more than 14.1 million members and 2,146 stores in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico and Australia. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2021 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, the Company’s quarterly reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2021	2020
Revenue:
Franchise	$52,180	$48,910
Commission income	272	390
National advertising fund revenue	11,609	9,229
Corporate-owned stores	37,877	40,516
Equipment	9,939	28,186
Total revenue	111,877	127,231
Operating costs and expenses:
Cost of revenue	7,985	21,846
Store operations	25,907	26,157
Selling, general and administrative	22,490	16,953
National advertising fund expense	12,753	15,205
Depreciation and amortization	15,474	12,792
Other (gain) loss	(2,138)	11
Total operating costs and expenses	82,471	92,964
Income from operations	29,406	34,267
Other expense, net:
Interest income	217	1,927
Interest expense	(20,244)	(20,240)
Other income (expense)	165	(687)
Total other expense, net	(19,862)	(19,000)
Income before income taxes	9,544	15,267
Provision for income taxes	3,354	4,884
Net income	6,190	10,383
Less net income attributable to non-controlling interests	609	1,776
Net income attributable to Planet Fitness, Inc.	$5,581	$8,607
Net income per share of Class A common stock:
Basic	$0.07	$0.11
Diluted	$0.07	$0.11
Weighted-average shares of Class A common stock outstanding:
Basic	83,084	79,098
Diluted	83,707	79,723

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$445,606	$439,478
Restricted cash	58,327	76,322
Accounts receivable, net of allowance for bad debts of $6 and $7 at March 31, 2021 and December 31, 2020, respectively	7,024	16,447
Inventory	468	473
Deferred expenses – national advertising fund	13,721	—
Prepaid expenses	12,804	11,881
Other receivables	13,053	16,754
Income tax receivables	5,191	5,461
Total current assets	556,194	566,816
Property and equipment, net of accumulated depreciation of $117,871 and $107,720 at March 31, 2021 and December 31, 2020, respectively	161,731	160,677
Investments	25,000	—
Right of use assets, net	161,574	164,252
Intangible assets, net	212,916	217,075
Goodwill	227,821	227,821
Deferred income taxes	517,867	511,200
Other assets, net	1,881	1,896
Total assets	$1,864,984	$1,849,737
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	14,561	19,388
Accrued expenses	25,145	22,042
Equipment deposits	174	795
Deferred revenue, current	35,909	26,691
Other current liabilities	21,900	25,479
Total current liabilities	115,189	111,895
Long-term debt, net of current maturities	1,673,622	1,676,426
Borrowings under Variable Funding Notes	75,000	75,000
Lease liabilities, net of current portion	166,350	167,910
Deferred revenue, net of current portion	32,203	32,587
Deferred tax liabilities	821	881
Payable pursuant to tax benefit arrangements, net of current portion	496,143	488,200
Other liabilities	2,334	2,511
Total noncurrent liabilities	2,446,473	2,443,515
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 83,202 and 82,821 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	8	8
Class B common stock, $.0001 par value - 100,000 authorized, 3,363 and 3,722 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Accumulated other comprehensive income	38	27
Additional paid in capital	48,275	45,673
Accumulated deficit	(745,997)	(751,578)
Total stockholders' deficit attributable to Planet Fitness, Inc.	(697,675)	(705,869)
Non-controlling interests	997	196
Total stockholders' deficit	(696,678)	(705,673)
Total liabilities and stockholders' deficit	$1,864,984	$1,849,737

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$6,190	$10,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,474	12,792
Amortization of deferred financing costs	1,571	1,587
Amortization of asset retirement obligations	(21)	7
Deferred tax expense	2,737	4,126
Gain on re-measurement of tax benefit arrangement	(348)	(502)
Provision for bad debts	—	(33)
Equity-based compensation	1,439	947
Other	11	993
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	9,428	21,409
Inventory	6	(1,943)
Other assets and other current assets	3,708	(250)
National advertising fund	(13,721)	(10,363)
Accounts payable and accrued expenses	(7,677)	6,381
Other liabilities and other current liabilities	(3,876)	(249)
Income taxes	295	(1,315)
Equipment deposits	(621)	2,386
Deferred revenue	8,802	25,992
Leases and deferred rent	126	774
Net cash provided by operating activities	23,523	73,122
Cash flows from investing activities:
Additions to property and equipment	(6,359)	(9,110)
Proceeds from sale of property and equipment	—	135
Investments	(25,000)	—
Net cash used in investing activities	(31,359)	(8,975)
Cash flows from financing activities:
Principal payments on capital lease obligations	(53)	(41)
Proceeds from borrowings under Variable Funding Notes	—	75,000
Repayment of long-term debt	(4,375)	(4,375)
Proceeds from issuance of Class A common stock	344	491
Dividend equivalent payments	—	(57)
Distributions to Continuing LLC Members	—	(1,600)
Net cash (used in) provided by financing activities	(4,084)	69,418
Effects of exchange rate changes on cash and cash equivalents	53	(1,640)
Net (decrease) increase in cash, cash equivalents and restricted cash	(11,867)	131,925
Cash, cash equivalents and restricted cash, beginning of period	515,800	478,795
Cash, cash equivalents and restricted cash, end of period	$503,933	$610,720
Supplemental cash flow information:
Net cash paid for income taxes	$322	$2,071
Cash paid for interest	$18,794	$18,768
Non-cash investing activities:
Non-cash additions to property and equipment	$7,419	$2,319

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended March 31,
	2021	2020
(in thousands)
Net income	$6,190	$10,383
Interest income	(217)	(1,927)
Interest expense	20,244	20,240
Provision for income taxes	3,354	4,884
Depreciation and amortization	15,474	12,792
EBITDA	$45,045	$46,372
Purchase accounting adjustments-revenue(1)	69	68
Purchase accounting adjustments-rent(2)	117	141
Pre-opening costs(3)	365	361
Insurance recovery(4)	(2,175)	—
Tax benefit arrangement remeasurement(5)	(348)	(502)
Other(6)	635	93
Adjusted EBITDA	$43,708	$46,533

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $49 and $41 in the three months ended March 31, 2021 and 2020, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $68 and $100 in the three months ended March 31, 2021 and 2020, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(4)Represents a probable insurance recovery of previously recognized expenses related to the settlement of legal claims.
(5)Represents gains related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(6)Represents certain other charges and gains that we do not believe reflect our underlying business performance.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended March 31,
(in thousands)	2021	2020
Segment EBITDA
Franchise	$41,180	$36,746
Corporate-owned stores	10,691	12,007
Equipment	1,830	6,367
Corporate and other	(8,656)	(8,748)
Total Segment EBITDA(1)	$45,045	$46,372
(1) Total Segment EBITDA is equal to EBITDA.
Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended March 31,
(in thousands, except per share amounts)	2021	2020
Net income	$6,190	$10,383
Provision for income taxes, as reported	3,354	4,884
Purchase accounting adjustments-revenue(1)	69	68
Purchase accounting adjustments-rent(2)	117	141
Pre-opening costs(3)	365	361
Insurance recovery(4)	(2,175)	—
Tax benefit arrangement remeasurement(5)	(348)	(502)
Other(6)	635	93
Purchase accounting amortization(7)	4,159	4,213
Adjusted income before income taxes	$12,366	$19,641
Adjusted income taxes(8)	3,289	5,264
Adjusted net income	$9,077	$14,377

Adjusted net income per share, diluted	$0.10	$0.16

Adjusted weighted-average shares outstanding(9)	87,179	87,501
(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $49 and $41 in the three months ended March 31, 2021 and 2020, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $68 and $100 in the three months ended March 31, 2021 and 2020, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(4)Represents a probable insurance recovery of previously recognized expenses related to the settlement of legal claims.
(5)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(6)Represents certain other charges and gains that we do not believe reflect our underlying business performance.
(7)Includes $3,096 and $3,096 of amortization of intangible assets, for the three months ended March 31, 2021 and 2020, recorded in connection with the 2012 Acquisition, and $1,063 and $1,117 of amortization of intangible assets for the three months ended March 31, 2021 and 2020, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.
(8)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% in the three months ended March 31, 2021 and 2020, respectively, applied to adjusted income before income taxes.
(9)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months ended March 31, 2021 and 2020:

	For the three months ended March 31, 2021			For the three months ended March 31, 2020
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$5,581	83,707	$0.07	$8,607	79,723	$0.11
Assumed exchange of shares(2)	609	3,472		1,776	7,778
Net income	6,190			10,383
Adjustments to arrive at adjusted income before income taxes(3)	6,176			9,258
Adjusted income before income taxes	12,366			19,641
Adjusted income tax expense(4)	3,289			5,264
Adjusted net income	$9,077	87,179	$0.10	$14,377	87,501	$0.16
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the three months ended March 31, 2021 and 2020, respectively, applied to adjusted income before income taxes.